UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 17, 2017
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)

104 S. Michigan Avenue
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

Arrangement Agreement
As previously announced, on September 10, 2017, Coeur Mining, Inc. (the “Company” or “Coeur”) entered into an Arrangement Agreement (the “Arrangement Agreement”) among the Company, 1132917 B.C. Ltd., a corporation incorporated under the laws of British Columbia and a wholly-owned subsidiary of the Company (“PurchaseCo”), JDS Silver Holdings, Ltd., a corporation incorporated under the laws of British Columbia (“JDS Silver”) and Silvertip Resources Investment LLC, a limited liability company organized under the laws of the State of Delaware. Pursuant to the Arrangement Agreement, the Company acquired (the “Arrangement”) all of the issued and outstanding common shares of JDS Silver (the “JDS Shares”) pursuant to a Plan of Arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia). The shareholders of JDS Silver (the “JDS Shareholders”) adopted and approved the Arrangement on October 12, 2017. The Supreme Court of British Columbia (the “Court”) issued a final order approving the Plan of Arrangement on October 16, 2017. On October 17, 2017 (the “Closing Date”), the Company’s acquisition of the equity interests of JDS Silver was consummated by way of the Plan of Arrangement, and JDS Silver became a wholly-owned subsidiary of the Company.
Pursuant to, and subject to the terms and conditions of, the Arrangement Agreement and the Plan of Arrangement, the Company paid total initial consideration of approximately $200 million, consisting of (i) payments by Coeur of approximately $147.5 million in cash (approximately $34 million of which will be used to retire JDS Silver’s senior secured debt) and approximately $37.5 million in Coeur common stock, and (ii) the assumption of approximately US$15 million in existing debt. The Company also issued approximately 4,191,649 shares of its common stock to the JDS Shareholders at closing. The Plan of Arrangement also provides for contingent consideration to be paid to the JDS Shareholders of up to $50 million payable upon the achievement of certain operational and technical metrics over various timeframes, as described more fully in the Arrangement Agreement. Any such contingent consideration will be paid in cash and in shares of Coeur common stock (valued at the volume-weighted average price of Coeur common stock for the ten trading days prior to the applicable payment date) as described more fully in the Arrangement Agreement.
The foregoing descriptions of the Arrangement Agreement and the Plan of Arrangement do not purport to be complete and are qualified in their entirety by reference to the copy of the Arrangement Agreement, including the Plan of Arrangement attached as Schedule A thereto, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 11, 2017 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
As previously reported by the Company, on September 29, 2017, the Company entered into a credit agreement (the “Credit Agreement”) by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent. The loans under the Credit Agreement will bear interest at a rate equal to either a base rate plus a margin ranging from 1.00% to 1.75% or an adjusted LIBOR rate plus a margin ranging from 2.00% to 2.75%, as selected by the Company, in each case, with such margin determined in accordance with a pricing grid based upon the Company’s consolidated net leverage ratio as of the end of the applicable period. On October 12, 2017, in connection with the acquisition of JDS Silver, the Company made a draw of $100 million under the Credit Agreement. The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The issuance to the holders of the JDS Shares of approximately 4,191,649 shares of Coeur common stock on the Closing Date and upon the payment of contingent consideration, in each case pursuant the Arrangement is exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) thereof. Section 3(a)(10) of the Securities Act exempts the issuance of securities in exchange for one or more outstanding securities, where the terms and conditions of the issuance and exchange of such securities have been approved by any court expressly authorized by law to grant such approval. The Securities and Exchange Commission has provided that the term “any court” in Section 3(a)(10) of the Securities Act includes a foreign court. As described above under Item 2.01, the Court issued a final order approving the Plan of Arrangement on October 16, 2017.

Item 7.01. Regulation FD Disclosure.
On October 17, 2017, the Company issued a press release announcing the consummation of the Plan of Arrangement, as described in Item 2.01. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K and the exhibit attached hereto contain forward-looking statements within the meaning of securities legislation in the United States and Canada, including, among others, the Company’s expectations with respect to JDS Silver, the Arrangement Agreement, the Plan of Arrangement and the Company’s potential issuance of certain contingent securities related to the Arrangement Agreement and the Plan of Arrangement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in the Company's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages (including those involving third parties), the uncertainties inherent in the estimation of gold and silver reserves and mineralized material, changes that could result from the Company's future acquisition of new mining properties or businesses, the absence of control over and reliance on third parties to operate mining operations in which the Company or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which the Company markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, the Company's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, the Company's most recent reports on Forms 10-K and 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, the Company undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of the Company, its financial or operating results or its securities.

Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
Exhibit 2.1
Arrangement Agreement, dated September 10, 2017, among Coeur Mining, Inc., 1132917 B.C. Ltd., JDS Silver Holdings, Ltd. and Silvertip Resources Investment LLC (incorporated by reference to Exhibit 2.1 filed with the Company's Current Report on Form 8-K on September 11, 2017).

Exhibit 99.1	Press Release dated October 17, 2017, issued by Coeur Mining, Inc.

Exhibit Index

Exhibit No.	Description
Exhibit 2.1
Arrangement Agreement, dated September 10, 2017, among Coeur Mining, Inc., 1132917 B.C. Ltd., JDS Silver Holdings, Ltd. and Silvertip Resources Investment LLC (incorporated by reference to Exhibit 2.1 filed with the Company's Current Report on Form 8-K on September 11, 2017).

Exhibit 99.1	Press Release dated October 17, 2017, issued by Coeur Mining, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: October 17, 2017	By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell Title: Senior Vice President and Chief Financial Officer